UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): July 25, 2013

Curry Gold Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54526	46-0524121
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Farmington, Nr Cheltenham, Gloucestershire, GL54 3ND, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number, including area code: +44 (777) 550-5138

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2013, Curry Gold Corp., a Nevada corporation (the “Company”), filed those certain Amended and Restated Articles of Incorporation of Curry Gold Corp. in the office of the Secretary of State of Nevada (the “Restated Articles”) for the purpose of: (i) changing the name of the Company to “Virtus Oil and Gas Corp.,” and (ii) increasing the number of authorized shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), to 150,000,000 shares. Although the Restated Articles have been filed, they will not be effective until August 30, 2013. The Restated Articles were approved by Daniel M. Ferris, in his capacity as the sole director of the Company, and as the stockholder holding a majority of the issued and outstanding shares of Common Stock, acting by written consent. Mr. Ferris, as the sole director of the Company acting by written consent, also approved a fourteen-to-one (14:1) forward stock split of the issued and outstanding shares of Common Stock, to be effective on August 30, 2013.

On July 25, 2013, the Company submitted an Issuer Company-Related Action Notification Form to the Financial Industry Regulatory Authority (“FINRA”) regarding (i) the change of the Company’s name to “Virtus Oil and Gas Corp.,” and (ii) a forward stock split (the “Stock Split”) of the issued and outstanding shares of Common Stock, whereby each outstanding share of Common Stock will be exchanged for fourteen (14) new shares of Common Stock. The Company proposed for the Stock Split to be effective as of August 30, 2013, subject to approval by FINRA. As a result of the Stock Split, the issued and outstanding shares of Common Stock will increase from 3,350,000 shares to 46,900,000 shares. The Company’s stockholders will be given new certificates reflecting the shares issued in the Stock Split upon surrender of their existing stock certificates to the Company’s transfer agent.

The Restated Articles specify that the effective date of the change of the Company’s name with the Nevada Secretary of State is August 30, 2013, and the proposed effective date of the Stock Split is August 30, 2013; however, the name change and the Stock Split are subject to approval by FINRA.  FINRA’s approval of those actions is currently pending.  The Company will file a subsequent Current Report on Form 8-K upon receipt of FINRA’s approval of the change of its name and the Stock Split, which will confirm the effective date of those transactions.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 25, 2013, Daniel M. Ferris, the sole director of the Company, adopted resolutions to authorize and approve:

1.	the change of the Company’s name to “Virtus Oil and Gas Corp.”;
2.	the increase in the number of authorized shares of Common Stock to 150,000,000 shares;
3.	the Stock Split; and
4.	the Restated Articles to incorporate the name change and the increase in the number of authorized shares of Common Stock noted above.

On July 25, 2013, Mr. Ferris, as the holder of approximately 59.7% of the issued and outstanding shares of Common Stock as of that date, also adopted resolutions that approved the change of the Company’s name, the Stock Split and the Restated Articles. The Restated Articles were filed with the Nevada Secretary of State on July 25, 2013, with an effective date of August 30, 2013.

The change of the Company’s name is intended to reflect an anticipated change in the nature of the business of the Company following the change in management on July 6, 2012. The Stock Split is intended to create a more flexible capital structure that the Company believes will be of assistance in completing additional financing transactions in the future. The Company’s success is presently conditioned on its ability to raise significant amounts of capital in the future so that it can pursue business plans as described in its public reports.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Curry Gold Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURRY GOLD CORP.

By:	/s/ Daniel M. Ferris
Daniel M. Ferris, President

Date:  July 31, 2013

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